Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated November 7, 2016, in Amendment No. 3 to the Registration Statement (form N-2 No. 333-212323) and related Prospectus of CION Ares Diversified Credit Fund for the registration of 40,000,000 common shares of beneficial interest.

/s/ Ernst & Young

Los Angeles, California

November 29, 2016